Exhibit 99.1

Cyclo Therapeutics Announces Pricing of $11.7 Million Underwritten Public Offering of Common stock

GAINESVILLE, Fla., November 16, 2021 -- Cyclo Therapeutics, Inc. (Nasdaq: CYTH, CYTHW) (“Cyclo Therapeutics” of the “Company”), a clinical stage biotechnology company dedicated to developing life-changing medicines through science and innovation for patients and families living with diseases, today announced the pricing of its previously announced underwritten public offering of 1,950,000 shares of its common stock at a public offering price of $6.00 per share. Gross proceeds from the offering, before deducting underwriting discounts and commissions and estimated offering expenses, are expected to be $11.7 million. In addition, Cyclo Therapeutics has granted the underwriter a 45-day option to purchase up to an additional 292,500 shares of common stock at the public offering price, less discounts and commissions.

Maxim Group LLC is acting as sole book-running manager for the offering

The public offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-254496), previously filed with the U.S. Securities and Exchange Commission (SEC) on March 19, 2021 and declared effective on May 28, 2021. The securities may be offered only by means of a prospectus. A preliminary prospectus supplement describing the terms of the public offering has been filed with the SEC. A final prospectus supplement will be filed with the SEC and will form a part of the effective registration statement. Copies of the final prospectus supplement and accompanying prospectus relating to the public offering may be obtained, when available, by contacting Maxim Group LLC, at 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Prospectus Department, or by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Cyclo Therapeutics

Cyclo Therapeutics, Inc. is a clinical-stage biotechnology company dedicated to developing life-changing medicines through science and innovation for patients and families suffering from disease. The Company’s Trappsol® Cyclo™, an orphan drug designated product in the United States and Europe, is the subject of four formal clinical trials for Niemann-Pick Disease Type C, a rare and fatal genetic disease, (www.ClinicalTrials.gov NCT02939547, NCT02912793, NCT03893071 and NCT04860960). The Company is planning an early phase clinical trial using Trappsol® Cyclo™ intravenously in Alzheimer’s Disease based on encouraging data from an Expanded Access program for late-onset Alzheimer’s Disease (NCT03624842). Additional indications for the active ingredient in Trappsol® Cyclo™ are in development. For additional information, visit the Company’s website: www.cyclotherapeutics.com.

Safe Harbor Statement

This press release contains “forward-looking statements” about the company’s current expectations about future results, performance, prospects and opportunities, including, without limitation, statements regarding the proposed public offering. Statements that are not historical facts, such as “anticipates,” “believes” and “expects” or similar expressions, are forward-looking statements. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results in future periods to differ materially from what is expressed in, or implied by, these statements. The factors which may influence the company’s future performance include the company’s ability to obtain additional capital to expand operations as planned, success in achieving regulatory approval for clinical protocols, enrollment of adequate numbers of patients in clinical trials, unforeseen difficulties in showing efficacy of the company’s biopharmaceutical products, success in attracting additional customers and profitable contracts, and regulatory risks associated with producing pharmaceutical grade and food products. These and other risk factors are described from time to time in the company’s filings with the Securities and Exchange Commission, including, but not limited to, the company’s reports on Forms 10-K and 10-Q. Unless required by law, the company assumes no obligation to update or revise any forward-looking statements as a result of new information or future events.

Investor Contact:

JTC Team, LLC

Jenene Thomas

(833) 475-8247

CYTH@jtcir.com